UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

Zai Lab Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38205	98-1144595
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor, Pudong, Shanghai, China		201210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +86 21 6163 2588

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Shares, par value $0.00006 per share	ZLAB	The Nasdaq Global Market
Ordinary shares, par value $0.00006 per share*	9688	The Stock Exchange of Hong Kong Limited

* Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Summary

On January 6, 2021 (U.S. time), Zai Lab Limited (the “Company”) entered into a collaboration and license agreement (the “Collaboration Agreement”) with argenx BV (“Argenx”) pursuant to which Zai Auto Immune (Hong Kong) Limited (“Zai Auto Immune”), a wholly-owned subsidiary of the Company, received an exclusive license to develop and commercialize products containing Argenx’s proprietary antibody fragment, known as efgartigimod, in mainland China, Hong Kong, Macau and Taiwan. On the same date, as partial consideration for the exclusive license granted by Argenx to Zai Auto Immune under the Collaboration Agreement, the Company entered into a share issuance agreement (“Share Issuance Agreement”) with Argenx pursuant to which the Company has agreed to issue 568,182 ordinary shares, par value US$0.00006 per share (the “Subscription Shares”) to Argenx in full satisfaction of the $75 million upfront payment under the Collaboration Agreement.

The transaction for the issuance of the Subscription Shares to Argenx under the Share Issuance Agreement has been approved by the boards of directors of both companies and is expected to close in January 2021, subject to approval by the Listing Committee of the Hong Kong Stock Exchange of the listing of the shares to be issued by the Company to Argenx on the Hong Kong Stock Exchange, and satisfaction of other customary closing conditions (the “Closing”).

The terms of the Collaboration and License Agreement are further summarized below.

Collaboration and License Agreement

On January 06, 2021 (U.S. time), Zai Auto Immune entered into the Collaboration Agreement with Argenx, pursuant to which Zai Auto Immune received an exclusive license under relevant patents and know-how to develop and commercialize Argenx’s proprietary antibody fragment, efgartigimod (the “Licensed Compound”) and biopharmaceutical products containing the Licensed Compound (the “Licensed Products”) in mainland China, Hong Kong, Macau and Taiwan (the “Territory”). Under the Collaboration Agreement, Zai Auto Immune may participate in Argenx’s global phase 3 trials for Licensed Products by enrolling patients in the Territory.

Pursuant to the Collaboration Agreement, Zai Auto Immune will be responsible for the development of the Licensed Compound and Licensed Products in the Territory in accordance with a development plan to support the regulatory approval of the Licensed Product in the Territory.

For each Licensed Product that is approved in the Territory, Zai Auto Immune will have the right to commercialize such Licensed Product in the Territory, during which Argenx is eligible to receive tiered royalties (mid-teen to low-twenties on a percentage basis and subject to customary reductions) based on annual net sales of all Licensed Products in the Territory. Zai Auto Immune’s royalty obligations will continue on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis until the last to occur of (i) expiration of the last valid claim of a licensed patent that covers such Licensed Product in such jurisdiction, (ii) expiration of regulatory exclusivity in such jurisdiction for such Licensed Product and (iii) twelve years from the first commercial sale of such Licensed Product in such jurisdiction.

In partial consideration of the license granted to Zai Auto Immune, a $75 million upfront payment will be made to Argenx through the issuance by the Company of 568,182 Subscription Shares calculated at a price of $132.00 per share. In addition, Zai Auto Immune will make a guaranteed non-creditable, non-refundable development cost-sharing payment of $75 million to Argenx, and a cash payment of $25 million upon the first regulatory approval of a Licensed Product by the U.S. Food and Drug Administration for Myasthenia Gravis.

The Collaboration Agreement contains customary representations, warranties and covenants by the parties. Unless terminated earlier pursuant to its terms, the agreement will continue in effect on a jurisdiction-by-jurisdiction and Licensed Product-by-Licensed Product basis until expiration of the royalty term for such Licensed Product in such jurisdiction. The Collaboration Agreement may be terminated by either party upon the other party’s uncured material breach, bankruptcy, insolvency or similar event. In addition, Zai Auto Immune may terminate the

Collaboration Agreement for any or no reason upon 180 days’ prior written notice of Argenx. If Zai Auto Immune or any of its affiliates or sublicensees challenges a patent licensed by Argenx under the Collaboration Agreement as invalid, unenforceable or otherwise not patentable, Argenx will have the right to immediately terminate the Collaboration Agreement, subject to certain exceptions. In addition, if a force majeure event is specific to Zai Auto Immune and persists for a specified period of time, Argenx will have the right to terminate the Collaboration Agreement upon notice to Zai Auto Immune.

* * *

The foregoing description of the terms of the Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

* * *

The representations and warranties and other statements in the agreements (1) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (2) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, it was advised that information concerning the subject matter of the representations and warranties and other statements made in the various agreements would likely change after the execution date of such agreements, and subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the various agreements as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 with respect to the issuance of the Subscription Shares, consisting of 568,182 ordinary shares of the Company, pursuant to the Share Subscription Agreement is incorporated by reference into this Item 3.02. Based upon the outstanding ordinary shares of the Company as of January 5, 2021, the Subscription Shares upon issuance will represent less than 1% of the outstanding ordinary shares of the Company.

The issuance of shares pursuant to the Share Issuance Agreement will be made in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) to Argenx, a non-U.S. person and will be restricted securities under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On January 6, 2021 (U.S. time), the Company issued a press release announcing the above-described transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 6, 2021.

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

By:	/s/ Billy Cho
Name:	Billy Cho
Title:	Chief Financial Officer

Dated: January 6, 2021

Exhibit Index

Exhibit 99.1—Press Release